Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-4 of ChipMOS TECHNOLOGIES INC. of our report dated April 18, 2016 relating to the consolidated financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, Taiwan
Taipei, Taiwan

Republic of China
April 18, 2016